Exhibit 10.6

THIS PLEDGE AND SECURITY AGREEMENT (the “Security Agreement”) is made and entered into this 21st day of November, 2023, by and between Massive Brilliant Limited, a Hong Kong corporation (the “Investor”) and Alset International Limited, a Singapore corporation (the “Company” or “Secured Party”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Stock Purchase Agreement (as defined below) and in the Note (as defined below).

RECITALS

A. Investor has purchased from the Company Six Hundred and Forty (640) shares of Common Stock in HWH International, Inc., a Nevada corporation (the “Shares”) pursuant to the Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”).

B. The Company has accepted Investor’s promissory note of even date herewith (the “Note”) in payment for the Shares.

C. In consideration of the sale of the Shares and as security for the payment of the Note, Investor has agreed to execute this Security Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, it is agreed as follows:

1. Pledge.

(a) Investor hereby grants and assigns to the Company a security interest in all the assets in Investor’s designated brokerage account into which it deposited the Shares (the “Collateral”) to secure payment of the Note. Investor to provide the Company with the designated brokerage account details in due course.

(b) In the event the Company is involved in a merger, reorganization, exchange, sale of all or substantially all of its assets or other event requiring the transfer of a part or all of the Shares, Investor shall, within ten (10) days after demand by the Company, execute any documents necessary to insure the continued secured status of the Note by the Collateral.

2. Rights in the Collateral.

Until there is an event of default under the Note, the Investor shall retain all incidents of ownership in the Collateral not specifically limited herein and not in derogation of the Company’s security interest in the Collateral, including the right to vote any Shares of stock held as Collateral, the right to receive all notices sent with respect to the Collateral, and the right to grant subordinate security interests in the Collateral with the Company’s prior written consent, which may be withheld for any reason.

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3. Taxes, Charges and Expenses.

The Company agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, if any.

4. Rights to Accelerate Payment.

The Company shall have the rights to accelerate payment in any of the following events under this Security Agreement:

(a) Investor becomes insolvent in that either a petition is filed by or against Investor under any bankruptcy law, or he or she is unable to pay his or her debts as they fall due, or he makes a general assignment for the benefit of his or her creditors or takes any other action to take advantage of any insolvency laws; and

(b) Investor fails to comply with the provisions of any agreement, instrument, decree, judgment, order, obligation, covenant, bond, lien, encumbrance, security interest, article of incorporation or bylaw pertaining to the Collateral or affecting Investor’s or the Company’s rights in the Collateral.

5. Remedies of Company.

(a) If any of the events set out in Section 4 above has occurred and continues for a period of five days or more, the Note shall become immediately due and payable, at the option of the Company, and the Company shall have the right to take possession and proceed against the Collateral in accordance with this Security Agreement or the Stock Purchase Agreement.

(b) Investor waives the benefit of any statute of limitations affecting his or her liability under this Security Agreement, the Stock Purchase Agreement or the Note, or the enforcement thereof, and agrees that any payment of any indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to this Security Agreement, the Stock Purchase Agreement or the Note. Investor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Security Agreement or the Note, with respect to any of the events occurred as provided in Section 5 above under this Security Agreement and the Note.

6. Binding Effect.

Investor agrees that the Company can assign its security interest hereunder and all its rights, including its rights to receive payment, under the Restricted Stock Purchase Agreement and the Note to any natural person or entity. In the event of such assignment, Investor agrees that he will not assert against the assignee any claim or defense which he may have against the Company if the assignee takes such assignment for value, in good faith and without notice of such claim or defense.

7. Governing Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles. Each of the Company and the Investor hereby agrees to the exclusive jurisdiction of any state or federal court sitting in the City of New York, Borough of Manhattan, State of New York (and the appropriate appellate courts) with respect to any claim or cause of action arising under or relating to this Security Agreement.

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8. Notices. All notices, offers, acceptance and any other acts under this Security Agreement shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar overnight next business day delivery or by email delivery followed by overnight next business day delivery, as follows:

To the Investor:

Massive Brilliant Limited

With a copy to (which shall not constitute notice):

To the Company:

Alset International Limited

9 Temasek Boulevard

#16-04, Suntec Tower Two

Singapore 038989

Attention: Danny Lim

Email:

With a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attention: Darrin M. Ocasio, Esq.

Email:

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

9. Severability. If any provision of this Security Agreement should be found to be invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect to the maximum extent permitted by law.

IN WITNESS WHEREOF, this Security Agreement has been executed on the date first above written.

ALSET INTERNATIONAL LIMITED as SECURED PARTY	MASSIVE BRILLIANT LIMITED as INVESTOR

Name:	Name:
Title:	Title:

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